                                                                 EXHIBIT  10(f)

                   EXECUTIVE ANNUAL PERFORMANCE INCENTIVE PLAN

         The Coachmen Industries, Inc. Executive Annual Performance Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Coachmen Industries, Inc, an Indiana corporation (hereinafter called the "Company"), on October 20, 2000, to be effective January 1, 2001, and was amended May 3, 2001 effective January 1, 2002.

                                    ARTICLE 1

                                     PURPOSE
                                     -------

         The Plan is intended to provide the Company a means by which it can engender and sustain a sense of personal commitment and commonality of interest on the part of its executives and senior managers in the continued growth, development, and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to executives and senior managers annual incentive compensation on the terms and conditions established herein.

                                    ARTICLE 2

                                   DEFINITIONS
                                   -----------

         For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "Annual Incentive Award" or "Award" means the compensation payable under this Plan, in cash, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and limitations established by the Committee and Plan.

         2.2  "Board" means the Board of Directors of the Company.

         2.3 "Bonus Stock" or "Bonus Shares" means shares of Common Stock of the Company awarded to a Participant as permitted and pursuant to the terms of the Long Term Incentive Plan.

         2.4  "Change in Control" is as defined in the Omnibus Program.

         2.5  "Code"  means  the  Internal  Revenue  Code  of  1986, as amended,
              together   with   the   published   rulings,    regulations,   and
              interpretations duly promulgated thereunder.

         2.6 "Committee" means the Compensation Committee of the Board appointed from time to time by the Board, which was elected at the Annual Shareholders meeting in the year immediately preceding the Performance Period.

         2.7 "Common Stock" or "Common Shares" means the Common Stock of the Company, with a par value of $1.00 per share, or such other security or right or instrument into which such common stock may be changed or converted in the future.

         2.8 "Company" means Coachmen Industries, Inc. an Indiana corporation, and any successor entity.

         2.9 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes may have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

         2.10 "Date of Conversion" means the date on which the Committee determines and approves Awards; this is also the effective Date of Conversion for Restricted Stock or Restricted Shares, and for Stock Options.

         2.11 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under
              Section 3401(c) of the Code) of the Company and any Subsidiary of the Company.

         2.12 "Executive  Nonqualified   Deferred   Compensation  Plan"  is  the
              Executive Nonqualified Deferred Compensation Plan, as amended from time to time.

         2.13 "Fair  Market  Value"  of  a  share of Common Stock is the closing price per share on the New York Stock Exchange Composite Transactions Tape, as reported in the Wall Street Journal, Midwest Edition, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         2.14 "Omnibus Program" is the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program.

         2.15 "Participant" means an Employee who is selected by the Committee to participate in the Plan.

         2.16 "Performance Criteria", "Performance Goals", "Performance Measures", or "Performance Metrics" mean the objectives (and measurements of attainment of the objectives) established by the Committee pursuant to Article V hereof for the Performance Period, for the purpose of determining Awards under the Plan.

         2.17 "Bonus Levels" are the range of performance on which a Bonus will be earned. The "Threshold Level" shall be the minimum performance level to earn any Annual Incentive Award. The "Target Level" shall be the performance level corresponding to attainment of an average of 100% of the Performance Criteria/Goals/Measures/Metrics. The "Ultimate Level" shall be the performance level to earn the maximum possible Annual Incentive Award, which may be a multiple of the Award earned by performance at the Target Level.

         2.18 "Target Bonus Value" is the multiplier of Base Salary that is assigned to each Bonus Level, which may vary between participants as determined in the discretion of the Committee.

         2.19 "Performance Period" means the consecutive 12 month period that constitutes the Company's fiscal year.

         2.20 "Plan" means the Coachmen Industries, Inc. Executive Annual Performance Incentive Plan, dated October 20, 2000 and effective January 1, 2001, as amended from time to time.

         2.21 "Restricted Stock" or "Restricted Shares" means shares of Common Stock of the Company contingently granted to a Participant as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

         2.22 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

         2.23 "Stock Option" or "Option" means an option to purchase Common Shares of the Company as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

         2.24 "Subsidiary" means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company, if each of them other than the last in the unbroken chain owns stock or membership interests, as appropriate, possessing a majority of the total combined voting power of all classes of stock or membership, respectively, in one of the other corporations or limited liability companies in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation or limited liability company listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

         2.25 "Termination of Service" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

                                   ARTICLE 3

                                 ADMINISTRATION

                  The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board. If said Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

                  In all cases, membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "outside directors" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

                  The Committee shall determine and designate from time to time the eligible persons to whom Awards will be made. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

                  With respect to restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to make Awards hereunder that are no longer subject to such restrictions.

                                    ARTICLE 4

                                  ELIGIBILITY
                                  -----------

         Any Employee (including an Employee who is also a director or an officer) is eligible to participate in the Plan, if so designated by the Committee The Committee, upon its own action, may make, but shall not be required to make, an Award to any Employee. Awards may be made by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) may be made by the Committee selectively among Employees who receive, or are eligible to receive, Awards under the Plan. An Employee who becomes a Participant in the Plan during the Performance Period will receive, if earned, a pro-rated Award based on days of participation.

                                    ARTICLE 5

                       PERFORMANCE GOALS AND MEASUREMENT
                       ---------------------------------

         5.1 PERFORMANCE GOALS ESTABLISHMENT. Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period. The Performance Goals and/or Bonus Values, may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

         5.2 AWARDS. Awards as set forth in Article 6. shall be made annually in accordance with actual performance compared to the Performance Goals previously established by the Committee for the Performance Period. Payment of the awards shall be made by March 15 of each year, for the immediately preceding calendar year.

         5.3 PERFORMANCE GOALS. Performance Goals relating to Covered Participants for a Performance Period shall be established by the Committee in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria or Performance Metrics. Among other criteria, in establishing the Performance Goals for the Plan Year, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for either the Company or any of its Subsidiary organizations:

                        (a) Revenue, revenue growth, market share or market share growth, or inventory turns
                        (b)  Total shareholder return

                        (c)  Return on assets, equity, capital, or investment
                        (d) Pre-tax or after-tax profit levels, including: earnings per share; growth in earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income; economic value added and economic profit
                        (e)  Cash flow and cash flow return on investment
                        (f) Measurements of compliance with company policies or legal requirements
                        (g)  Employee turnover or other human resources criteria
                        (h) Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense
                        (i) Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein
                        (j)  Subjective evaluations by management.

         5.4 ADJUSTMENTS FOR EXTRAORDINARY ITEMS. The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws,
              (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that may be separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

         5.5 DETERMINATION OF AWARDS. The Award and payment of any Award under this Plan to a Covered Participant with respect to the Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant, subject to adjustment as set forth in paragraph 5.4. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award that would violate
              Section 162(m) of the Code.

                                   ARTICLE 6

                                     AWARDS

         6.1 TIMING OF AWARDS. As soon as practical after the completion of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals. This review by the Committee shall occur within sixty (60) days following the completion of the Performance Period.

         6.2 FORM OF AWARDS. Awards are paid in cash. However, if and as the Committee so permits and depending upon the Participant's voluntary written irrevocable election made within ten (10) days of announcement of the Performance Goals for the Performance Period to the Participant, but in any event not later than ninety
              (90) days after the commencement of the Performance Period, the Participant may elect to convert his Award in ten percent (10%) increments, into the following forms:

                        (a) BONUS STOCK. The Participant may elect to convert up to one hundred percent (100%) of the Award to Bonus Shares, with the value of the Bonus Shares (based on the Fair Market Value of such Bonus Shares as of the Date of Conversion) being equal to one hundred ten percent (110%) of the cash amount of the Award converted, plus an amount calculated by the Company necessary to gross up the Participant's income to cover the Participant's state and federal income taxes for that year for the additional 10% of stock. Such Bonus Shares shall be unrestricted and shall be granted pursuant to the Omnibus Program.

                        (b) RESTRICTED STOCK AWARDS. The Participant may elect to convert up to one hundred percent (100%) of the Award to Company Restricted Shares, with the value of the Restricted Shares (based on the Fair Market Value of such Restricted Shares as of the Date of Conversion) being equal to one hundred forty percent (140%) of the amount of the Award converted,. Such Restricted Stock will have a restriction period of not less than two (2) years from the Date of Conversion. Further, if the Participant voluntarily terminates his employment with Company during said restriction period, or if during said restriction period Participant materially breaches any agreement he has with the Company or its affiliates, the Restricted Shares shall be forfeited to the Company. None of the foregoing restrictions shall apply in the event of a Change in Control. These Restricted Shares will be granted pursuant to the Omnibus Program.

         6.3 MAXIMUM AWARDS. The maximum cash Award that may be made to a Covered Participant under the Plan for any Performance Period shall be $1.0 million.


                                   ARTICLE 7

                                WITHHOLDING TAXES
                                -----------------

         The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld with respect to such payments.


                                   ARTICLE 8

                   NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS
                   ------------------------------------------

         No Employee shall have any claim or right to be made an Award, and the making of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Subsidiaries. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time the Committee makes Awards under the Plan.

                                    ARTICLE 9

                                CHANGE IN CONTROL
                                -----------------

         Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards for Participants covered by a Change in Control agreement with the Company for the Performance Period in which the Change in Control occurs shall be deemed earned at no less than the Performance Goal Target Level, and the Company shall make such payments in cash to each Participant or to a "rabbi trust" established for this purpose, as may be required in said Change in Control Agreements, within five (5) days after the effective date of the Change in Control in at least the amount of such Target Level Award, and in the Committee's discretion up to the Ultimate Level Award, or multiples thereof as provided in said Change in Control and rabbi trust agreements. The making of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

                                   ARTICLE 10

               AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION
               ---------------------------------------------------

         Subject to the limitations set forth in Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

                                   ARTICLE 11

                                  GOVERNING LAW
                                  -------------

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Indiana and applicable Federal law.


                                   ARTICLE 12

                             SUCCESSORS AND ASSIGNS
                             ----------------------

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company's obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

                                   ARTICLE 13

                                 EFFECTIVE DATE
                                 --------------

         This Plan shall be effective as of January 1, 2001, and continue until terminated. After termination of the Plan, no future Awards may be made, except in the case of a Change in Control pursuant to Article 9.

                                   ARTICLE 14

                                 INTERPRETATION
                                 --------------

         The Plan is designed to comply with the Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.

                                   ARTICLE 15

                                 INDEMNIFICATION
                                 ---------------

         No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of January 1, 2002 by its President pursuant to action taken by the Board on May 3, 2001.



                                 By: /S/ CLAIRE C. SKINNER
                                     Chairman of the Board, President
                                     And Chief Executive Officer


Attest:



/S/ RICHARD M. LAVERS
Secretary